     As filed with the Securities and Exchange Commission on June 10, 1997


                                                         Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                             ---------------------

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                       UNDER THE SECURITIES ACT OF 1933

                              ------------------

                           ITLA CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                  95-2864759
  (State or otherjurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)



 7979 IVANHOE AVENUE, LA JOLLA, CALIFORNIA              92037
 (Address of principal executive offices)             (Zip Code)


                           ITLA CAPITAL CORPORATION
                        RECOGNITION AND RETENTION PLAN
                           (Full title of the plan)


                           DAVE M. MUCHNIKOFF, P.C.
                        SILVER, FREEDMAN & TAFF, L.L.P.
                  (A LIMITED LIABILITY PARTNERSHIP INCLUDING
                          PROFESSIONAL CORPORATIONS)
                                SUITE 700 EAST
                          1100 NEW YORK AVENUE, N.W.
                         WASHINGTON, D.C.  20005-3934
                    (Name and address of agent for service)

                                (202) 414-6100
                  (Telephone number, including area code, of
                              agent for service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES TO    AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
   BE REGISTERED          REGISTERED(1)      PER SHARE        OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share      300,000 shares     $15.25(2)        $4,575,000(2)      $1,387(2)
===============================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices respectively, of the Common Stock on the Nasdaq National Market System on June 5, 1997.

                                    PURPOSE
                                    -------

        The purpose of this registration statement is to register on Form S-8 shares of common stock, par value $.01 per share (the "Common Stock") of ITLA Capital Corporation (the "Corporation") to be granted under the Recognition and Retention Plan of Imperial Thrift and Loan Association (the "Association"), which it assumed pursuant to the terms and conditions of a Merger Agreement and Plan of Reorganization (the "Reorganization") dated as of May 3, 1996 by and between the Corporation, ITLA Corp. and the Association, whereby the Association became a wholly-owned subsidiary of the Corporation. The Reorganization occurred on October 1, 1996.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the ITLA Capital Corporation Recognition and Retention Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference.
           -----------------------------------------------

The following documents previously or concurrently filed by the Corporation with the Commission are hereby incorporated by reference in this Registration
Statement:

(a) the Annual Report of the Corporation on Form 10-K for the year ended December 31, 1996 (File No. 0-26960) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Corporation pursuant to Section 13 or 15(d) of the Exchange Act since the end of the period covered by the Report referred to above; and

(c) the description of the Common Stock of the Corporation contained in the Corporation's Registration Statement on Form S-4 (File No. 333-03551) filed with the Commission on May 10, 1996 and all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

        The Corporation shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Mr. Michael L. Mayer, Secretary, ITLA Capital Corporation, 7979 Ivanhoe Avenue, La Jolla, California 92037, (619) 551-0990.

        All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.     Description of Securities.
            -------------------------

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

        Article ELEVENTH of the Corporation's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

        Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

        Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

        Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

        Under a directors' and officers' liability insurance policy, directors and officers of the Corporation are insured against certain liabilities.

Item 7.    Exemption from Registration Claimed.
           -----------------------------------

      Not Applicable.

Item 8.    Exhibits.
           --------

                                                                                       SEQUENTIAL PAGE
                                                                     REFERENCE TO       NUMBER WHERE
REGULATION                                                          PRIOR FILING OR   ATTACHED EXHIBITS
S-K EXHIBIT                                                          EXHIBIT NUMBER    ARE LOCATED IN
 NUMBER                            DOCUMENT                         ATTACHED HERETO    THIS FORM S-8
----------   -----------------------------------------------------  ---------------   -----------------

4.1          ITLA Capital Corporation Recognition and Retention     Attached as           Page 13
             Plan and form of Restricted Stock Agreement              Exhibit
                                                                        4.1

4.2          Specimen form of common stock certificate of ITLA           *             Not applicable
             Capital Corporation

4.3          ITLA Capital Corporation Certificate of                     *             Not applicable
             Incorporation

4.4          Bylaws of ITLA Capital Corporation                          *             Not applicable

5            Opinion of Silver, Freedman & Taff, L.L.P.             Attached as           Page 24
                                                                      Exhibit
                                                                         5

                                                                                       SEQUENTIAL PAGE
                                                                     REFERENCE TO       NUMBER WHERE
REGULATION                                                          PRIOR FILING OR   ATTACHED EXHIBITS
S-K EXHIBIT                                                          EXHIBIT NUMBER    ARE LOCATED IN
 NUMBER                            DOCUMENT                         ATTACHED HERETO    THIS FORM S-8
-----------  -----------------------------------------------------  ---------------   -----------------

23.1         Consent of Silver, Freedman & Taff, L.L.P.                Attached as         Page 26
                                                                         Exhibit
                                                                          23.1

23.2         Consent of Arthur Andersen LLP                            Attached as         Page 28
                                                                         Exhibit
                                                                          23.2

23.3         Consent of Grant Thornton, LLP                            Attached as         Page 30
                                                                         Exhibit
                                                                          23.3

24           Power of Attorney                                        Contained on          Page 8
                                                                     Signature Page


* Filed as an exhibit to the Corporation's Form S-4 registration statement filed on May 10, 1996 (File No. 333-03551) pursuant to Section 5 of the Securities Act of 1933. Such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.


Item 9. Undertakings.
        ------------

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Jolla, State of California, on June 5, 1997.

                                        ITLA Capital Corporation

                                        By:  /s/ George W. Haligowski
                                            ------------------------------------
                                            George W. Haligowski
                                            President, Chief Executive Officer
                                              and Chairman of the Board
                                            (Duly Authorized Representative)

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Haligowski and Michael A. Sicuro and either of them, as our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 /s/ George W. Haligowski                                      /s/ Michael A. Sicuro
----------------------------------------------                ----------------------------------------------
George W. Haligowski                                          Michael A. Sicuro
President, Chief Executive Officer and                        Senior Vice President and Chief
  Chairman of the Board                                         Financial Officer
(Principal Executive and Operating Officer)

Date:  June 5, 1997                                           Date:  June 5, 1997
       ---------------------------------------                       ---------------------------------------


 /s/ Sandor X. Mayuga                                          /s/ Hirotaka Oribe
----------------------------------------------                ----------------------------------------------
Sandor X. Mayuga                                              Hirotaka Oribe
Director                                                      Director

Date:  June 5, 1997                                           Date:  June 5, 1997
       ---------------------------------------                       ---------------------------------------


 /s/ Jeffrey L. Lipscomb                                       /s/ Robert R. Reed
----------------------------------------------                ----------------------------------------------
Jeffrey L. Lipscomb                                           Robert R. Reed
Director                                                      Director

Date:  June 5, 1997                                           Date:  June 5, 1997
       ---------------------------------------                       ---------------------------------------


================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549






                               -----------------



                                   EXHIBITS


                                      TO


                      REGISTRATION STATEMENT ON FORM S-8


                                     UNDER


                          THE SECURITIES ACT OF 1933



                               -----------------



                           ITLA CAPITAL CORPORATION



================================================================================

                                 EXHIBIT INDEX

                                                                                       SEQUENTIAL PAGE
                                                                     REFERENCE TO       NUMBER WHERE
REGULATION                                                          PRIOR FILING OR   ATTACHED EXHIBITS
S-K EXHIBIT                                                          EXHIBIT NUMBER    ARE LOCATED IN
 NUMBER                            DOCUMENT                         ATTACHED HERETO    THIS FORM S-8
----------   -----------------------------------------------------  ---------------   -----------------

   4.1       ITLA Capital Corporation Recognition and Retention     Attached as           Page 13
             Plan and form of Restricted Stock Agreement              Exhibit
                                                                        4.1

   4.2       Specimen form of common stock certificate of ITLA           *             Not applicable
             Capital Corporation

   4.3       ITLA Capital Corporation Certificate of                     *             Not applicable
             Incorporation

   4.4       Bylaws of ITLA Capital Corporation                          *             Not applicable

   5         Opinion of Silver, Freedman & Taff, L.L.P.             Attached as           Page 24
                                                                      Exhibit
                                                                         5

  23.1       Consent of Silver, Freedman & Taff, L.L.P.             Attached as           Page 26
                                                                      Exhibit
                                                                       23.1

  23.2       Consent of Arthur Andersen LLP                         Attached as           Page 28
                                                                      Exhibit
                                                                       23.2

  23.3       Consent of Grant Thornton, LLP                         Attached as            Page 30
                                                                      Exhibit
                                                                       23.3

  24         Power of Attorney                                       Contained on          Page 9
                                                                    Signature Page


* Filed as an exhibit to the Corporation's Form S-4 registration statement filed on May 1, 1996 (File No. 333-03551) pursuant to Section 5 of the Securities Act of 1933. Such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.